UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2012

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

(713) 827-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 25, 2012, Whitestone REIT (the “Company”) announced that it has received approval to list its common shares on the New York Stock Exchange (“NYSE”). The Company notified NYSE MKT LLC (“NYSE MKT”) on June 25, 2012 that it intends to voluntarily delist its Class B common shares of beneficial interest, par value $0.001 (“Class B common shares”), from the NYSE MKT. Prior to the transfer from NYSE MKT to NYSE, Whitestone expects to effect amendments to its declaration of trust that change each of the Company's issued and unissued Class A common shares of beneficial interest, par value $0.001 (“Class A common shares”), into one Class B common share, as approved by the Company's shareholders at the 2012 annual meeting of shareholders, and change the designation of the Class B common shares. The Company expects the last day of trading of its common shares on the NYSE MKT to be on or about June 28, 2012, and expects the common shares to begin trading on the NYSE on or about June 29, 2012 under the current symbol “WSR.” Until they begin trading on the NYSE, the Company's common shares will remain trading on the NYSE MKT under the symbol “WSR.”

A copy of the press release announcing the anticipated transfer to the NYSE is furnished as Exhibit 99.1 to this report.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.             Description

Exhibit 99.1            Press Release dated June 25, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
(Registrant)

Date:	6/25/2012	By: /s/ David K. Holeman
Name: David K. Holeman Title: Chief Financial Officer